Patrick Industries, Inc. Completes Acquisition of Wire Design

ELKHART, IN -- July 17, 2017 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Elkhart, Indiana-based Wire Design, a manufacturer of wire harnesses for the recreational vehicle (“RV”), marine and industrial markets. Wire Design’s trailing 12-months revenue through June 2017 was approximately $10.0 million and the total cash consideration paid for Wire Design was approximately $10.9 million. The Company expects the acquisition to be immediately accretive to net income per share.

“Wire Design is recognized as a specialized designer, engineer and manufacturer of high-quality custom wire harnesses and will afford us the opportunity to expand our offerings of wire harnesses and electrical systems to meet the needs of our customer base across several of our primary markets,” said Todd Cleveland, Chief Executive Officer of Patrick. “This acquisition represents a continued growth opportunity and strategic fit in combination with Patrick’s current portfolio of wire harness brands and companies and will allow us to continue to capitalize on product and growth synergies in our primary and adjacent markets.”
“The acquisition of Wire Design will increase our content per unit in both the RV and marine industries as we continue to add innovative, value-added, quality products to our stable, further expanding our capabilities and increasing our value proposition to our customers,” said Andy Nemeth, President of Patrick. “Consistent with previous acquisitions, we will support Wire Design with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Mike Doering, President of Wire Design, said, “After more than 30 years in business, our team is eager to partner with the Patrick organization to help further grow the Wire Design brand and bring a variety of product solutions to many different customers and markets. Patrick is a natural fit for our operation as we are poised to achieve the next level in our strategic growth plan."

The acquisition of Wire Design included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate the business on a stand-alone basis under the Wire Design brand name in its existing facility.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 19 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, thermoformed shower surrounds, fiberglass and plastic helm systems and component products, wiring and wire harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511
kotowskj@patrickind.com

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